EXHIBIT 10.35

                                 PROMISSORY NOTE

$200,000                                                         March 24, 2003


         FOR VALUE RECEIVED, the undersigned, Cedric Kushner Promotions, Inc. ("Cedric Kushner Promotions") hereby promises to pay to the order of Charles Crispino ("Crispino") the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) in lawful money of the United States of America in immediately available funds on or before August 1, 2003 (the "Maturity Date").

         Cedric Kushner Promotions agrees to pay a fee (the "Fee") to Crispino equal to $20,000 on the Maturity Date, such Fee to represent reimbursement for legal and administrative expenses as well as interest on the principal amount.

         Cedric Kushner Promotions hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by Crispino of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Cedric Kushner Promotions shall pay on demand all reasonable out-of-pocket costs and expenses of collection, including reasonable attorney fees incurred or paid by Crispino in enforcing this Promissory Note.

         This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York. Cedric Kushner Promotions hereby irrevocably (i) agrees that any litigation, action or proceeding arising out of or relating to this Promissory Note may be instituted in any state or federal court in the State of New York and (ii) waives any objection which it may have to the venue of any such litigation, action or proceeding.

         This Promissory Note cannot be modified except by a written instrument signed by each of Cedric Kushner Promotions and Crispino.

CEDRIC KUSHNER PROMOTIONS, INC.

By: ______________________
Name:
Title: